UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, Verso Corporation (“Verso”) issued a press release announcing that David J. Paterson, the President and Chief Executive Officer and a director of Verso, will become the Chairman of the Board of Verso immediately upon its emergence from its pending Chapter 11 bankruptcy proceeding. In addition, on June 6, 2016, Mr. Paterson informed Verso’s board of directors that he intends to step down as President and Chief Executive Officer when Verso finds his successor, but until then, he will continue to serve in this role. Though there is no set timetable for Mr. Paterson’s departure, both Verso and he intend for the transition to occur in short order, with the objective that the new President and Chief Executive Officer be in place to guide Verso as soon as practicable after it emerges from bankruptcy. Verso has engaged a search firm and is actively seeking a successor to Mr. Paterson.

Item 7.01	Regulation FD.

A copy of the press release referenced under Item 5.02 is included as Exhibit 99.1 to this report. This information, including Exhibit 99.1, furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Verso Corporation on June 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Verso Corporation on June 6, 2016.